UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       (Date of Report (date of earliest event reported)): September 8, 2008


                        Southcoast Financial Corporation
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             (Exact name of registrant as specified in its charter)

    South Carolina                0-25933                     57-1079460
--------------------      ----------------------     ---------------------------
(State or other          (Commission file number)   (IRS Employer Identification
 jurisdiction of                                    No.)
  incorporation)

              530 Johnnie Dodds Boulevard
             Mt. Pleasant, South Carolina                           29464
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       (address of principal executive off                        (zip code)

          Registrant's telephone number, including area code  (843) 884-0504
                                                              ------------------


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          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)

Section 8 - Other Events

Item 8.01  Other Events.

As  the  result  of  the  conservatorships  of the  Federal  National  Mortgage
Association ("FNM") and the Federal Home Loan Mortgage Corporation ("FRE") announced on September 7, 2008, the registrant's holdings of 60,000 shares of Series S Preferred Stock of FNM and 60,000 shares of Series Z Preferred Stock of FRE experienced a precipitous decrease in value. The registrant's balance sheet at June 30, 2008 reflected a fair value of $1,434,000 for the FNM preferred stock and $1,461,000 for the FRE preferred stock. The registrant will report the effects of the decrease in its quarterly report for the quarter ended September 30, 2008.

Management has evaluated the capital position of the registrant and its bank subsidiary and believes both will continue to have capital levels above the
 "Well Capitalized" threshold as promulgated by federal banking regulators, after any impairment charges.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Southcoast Financial Corporation


Date:  September 11, 2008                  s/ William C. Heslop
                                          --------------------------------------
                                           William C. Heslop
                                           Senior Vice President and Chief
                                           Financial Officer